Exhibit 99.2
Index to Unaudited Pro Forma Financial Statements

Page

Introduction	F-1

Unaudited Pro Forma Condensed Combined Balance Sheet as of May 31, 2008	F-2 - F-3

Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended May 31, 2008	F-4

Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-5 - F-6

Unaudited Pro Forma Financial Data

On September 1, 2008, Patriot Scientific Corporation, a Delaware corporation (“Patriot”), PTSC Acquisition 1 Corp., a California corporation and wholly-owned subsidiary of Patriot (“Merger Sub”), and Crossflo Systems, Inc., a California corporation (“Crossflo”), consummated a merger of the Merger Sub with and into Crossflo (the “Merger”) pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization, dated as of August 4, 2008 (the “Merger Agreement ”).

The consideration for the Merger was initial cash consideration of $2,600,000 and initial stock consideration of $7,400,000 in Patriot common stock, less payments made to holders of the Company’s convertible notes payable and other payments made in accordance with the Merger Agreement related to seller transaction costs.  The number of shares of Patriot common stock to be issued was determined as the average closing price of Patriot common stock as reported by NASDAQ over the ten trading days immediately preceding the closing.  The Merger closed on September 2, 2008.  Accordingly, Patriot issued 26,988,466 shares of its common stock in exchange for the common stock of Crossflo and the settlement of other purchase obligations.

The following unaudited pro forma condensed combined balance sheet of Patriot as of May 31, 2008 and unaudited pro forma condensed combined statement of operations for the year ended May 31, 2008, give effect to the acquisition of Crossflo as if the transaction occurred, for balance sheet purposes, on May 31, 2008, and for statement of operations purposes, on June 1, 2007.

The following unaudited pro forma condensed combined financial statements are not necessarily indicative of the results that would have been reported had such transaction actually occurred on the dates specified, nor are they indicative of future results of operations or financial condition.

The unaudited pro forma condensed combined financial statements have been prepared on currently available information and assumptions deemed appropriate by management of Patriot.  Actual adjustments to these unaudited pro forma condensed combined financial statements could differ from those reflected herein. The unaudited pro forma condensed combined financial statements are based on and should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and notes thereto of Patriot and in the reports and other documents filed by Patriot with the SEC.

Patriot Scientific Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
May 31, 2008

	Patriot Scientific Corporation	Crossflo Systems, Inc.	Acquisition Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$6,424,015	$535,764	$(3,234,937)	(b)	$3,724,842
Restricted cash and cash equivalents	51,122	-	-		51,122
Marketable securities and short-term investments	298,243	-	-		298,243
Accounts receivable	538,500	208,527	-		747,027
Work-in-process	-	185,037	-		185,037
Refundable deposits	-	17,463	-		17,463
Due from related parties	7,501	-	-		7,501
Notes receivable	450,115	-	(400,115)	(b)	50,000
Inventory	388,141	-	-		388,141
Prepaid expenses and other current assets	79,840	21,908	-		101,748
Prepaid income taxes	222,311	-	-		222,311
Deferred tax assets	1,390,832	-	-		1,390,832
Customer contracts in progress	-	-	63,600	(c)	63,600
Debt issuance costs, net	-	15,959	(15,959)	(e)	-
Total current assets	9,850,620	984,658	(3,587,411)		7,247,867

Property and equipment, net	68,504	41,243	-		109,747
Marketable securities	12,527,675	-	-		12,527,675
Deferred tax assets	-	-	3,501,541	(d)	3,501,541
Investments in affiliated companies	2,913,614	-	-		2,913,614
Other assets	8,190	-	-		8,190
Patent and trademarks, net	63,299	-	5,932,400	(c)	5,995,699
Maintenance agreements	-	-	75,400	(c)	75,400
Goodwill	-	-	2,282,516	(c)	2,282,516
	$25,431,902	$1,025,901	$8,204,446		$34,662,249

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Patriot Scientific Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
May 31, 2008

	Patriot Scientific Corporation	Crossflo Systems, Inc.	Acquisition Adjustments		Pro Forma Combined
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$555,690	$47,331	-		$603,021
Accrued expenses	373,848	143,200	19,000	(b)	500,798
			(35,250)	(i)
Accrued interest	-	44,231	(44,231)	(e)	-
Minority interest	115,406	-	-		115,406
Convertible notes payable, net of discount	-	951,943	(951,943)	(e)	-
Total current liabilities	1,044,944	1,186,705	(1,012,424)		1,219,225

Deferred tax liabilities	1,085,181	-	2,473,853	(d)	3,559,034

Total liabilities	2,130,125	1,186,705	1,461,429		4,778,259

Stockholders' equity (deficit):
Convertible preferred stock	-	10,456,651	(10,456,651)	(a)	-

Common stock	4,109	108,715	(108,715)	(a)	4,379
			270	(b)
Additional paid-in capital	70,004,814	2,233,007	(2,233,007)	(a)	76,586,757
			6,581,943	(b)
Treasury stock (at cost)	(12,723,172)	-	-		(12,723,172)

Accumulated other comprehensive loss	(220,617)	-	-		(220,617)

Accumulated deficit	(33,763,357)	(12,959,177)	12,959,177	(a)	(33,763,357)

Total stockholders' equity (deficit)	23,301,777	(160,804)	6,743,017		29,883,990

	$25,431,902	$1,025,901	$8,204,446		$34,662,249

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Crossflo Systems, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended May 31, 2008
	Patriot	Crossflo
	Scientific	Systems,	Acquisition		Pro Forma
	Corporation	Inc.	Adjustments		Combined
Revenues, net	$3,708,218	$902,968	$-		$4,611,186
Cost of sales	1,510,450	387,867	-		1,898,317

Gross profit	2,197,768	515,101	-		2,712,869
Operating expenses	7,801,261	2,564,053	824,000	(g)	11,189,314

Loss from operations	(5,603,493)	(2,048,952)	(824,000)		(8,476,445)
Other income (expense):
Interest income	1,470,008	13,856	(115)	(f)	1,483,749
Equity in earnings of affiliated companies	19,917,769	-	-		19,917,769
Gain on sale of subsidiary interest	150,000	-	-		150,000
Loss on sale of assets	(4,139)	-	-		(4,139)
Interest expense	(389)	(1,025,214)	1,025,214	(f)	(389)
	21,533,249	(1,011,358)	1,025,099		21,546,990

Income (loss) before provision for income taxes
and minority interest	15,929,756	(3,060,310)	201,099		13,070,545
Provision for income taxes	6,426,029	2,444	-		6,428,473

Income (loss) before minority interest	9,503,727	(3,062,754)	201,099		6,642,072
Minority interest	115,406	-	-		115,406

Net loss	$9,388,321	$(3,062,754)	$201,099		$6,526,666

Income per share - basic and diluted	$0.02				$0.02
Weighted average shares outstanding - basic and diluted	390,956,153				417,944,619	(h)
Earnings per share - diluted	$0.02				$0.02
Weighted average shares outstanding - diluted	397,485,699				428,159,081	(h)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(a)	Represents elimination of Crossflo’s equity at acquisition.

(b)	Represents the value of the cash paid, stock issued and liabilities incurred for the acquisition of Crossflo:

Price per share	$0.24389
Number of common shares issued	26,988,466
Value of shares issued	6,582,213
Cash paid, including acquisition costs	3,234,937
Principal and interest on convertible notes	400,115
Liabilities incurred for acquisition costs	19,000

$10,236,265

(c)
Represents the excess of purchase price paid over the fair value of tangible net assets acquired.  The excess of purchase price paid over the fair value of net assets acquired was allocated to identifiable intangible assets and goodwill and was computed as follows:

Consideration	$9,942,582
Acquisition costs	293,683
Total consideration	10,236,265

Fair value of tangible assets acquired, including deferred tax asset (see (d))	4,511,483
Fair value of identifiable intangible assets acquired	6,071,400
Fair value of liabilities assumed, including deferred tax liability (see (d))	(2,629,134)
Net assets acquired	7,953,749

Excess purchase price paid - Goodwill	$2,282,516

Identifiable intangible assets acquired include the following:
Patented technologies and processes	$5,932,400
Customer contracts	63,600
Maintenance agreements	75,400
$6,071,400

(d)
Represents deferred tax assets and liabilities as a result of purchase accounting.  The deferred tax asset results from Crossflo’s net operating loss carryforwards that can be used to offset consolidated taxable income in future periods.  The deferred tax asset was calculated as follows:

	Net Operating Loss Carryforward	Tax Rate	Deferred Tax Asset
Federal	$9,183,750	35%	$3,214,313
California	4,998,750	5.746%	287,228
	$14,182,500		$3,501,541

The deferred tax liability is the result of the increase in the cost of the acquired intangible assets for financial reporting purposes but not for tax purposes.  The deferred tax liability was calculated as follows:

Identifiable intangible assets acquired	$6,071,400
Tax rate	40.746%
$2,473,853

(e)
Represents elimination of convertible notes payable, net of discount, and accrued interest payable that were repaid upon the acquisition of Crossflo and elimination of the net debt issuance costs on the convertible notes payable.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

(f)
Represents elimination of interest income recognized by Patriot on its notes receivable from Crossflo and the elimination of interest expense on the convertible notes payable which were repaid in connection with the transaction, including amortization of debt issuance costs and the debt discount.  The interest expense adjustment was calculated as follows:

For the Year
Ended
May 31, 2008
Interest accrued at 5.25%	$44,230
Amortization of debt issuance costs	29,041
Amortization of debt discount	951,943
$1,025,214

(g)	Represents the change in amortization expense as a result of the acquisition of Crossflo and was calculated as follows:

			Amortization Expense for
	Allocated	Estimated	the Period Ended
	Value	Life in Years	May 31, 2008
Contracts in place – open orders	$63,600	0.75	$63,600
Contracts in place – maintenance contracts	75,400	4.00	18,850
Technologies and processes	5,932,400	8.00	741,550
	$6,071,400		$824,000

(h)	Represents the weighted-average number of shares outstanding as a result of the Patriot stock issued in connection with the acquisition of Crossflo, which consisted of the following at May 31, 2008:

Weighted average shares - basic (historical)	390,956,153
Shares issued in connection with the acquisition	26,988,466
Pro forma combined weighted average shares - basic	417,944,619

Weighted average shares - diluted (historical)	397,485,699
Dilutive effect of options and warrants	6,529,546
Shares issued in connection with the acquisition	26,988,466
Less: shares held in escrow in connection with the acquisition	(2,844,630)
Pro forma combined weighted average shares - diluted	428,159,081

(i)	Represents the adjustment to fair value of the purchased deferred maintenance revenue obligation.